SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):
                       September 22, 1998



               FREEPORT-McMoRan COPPER & GOLD INC.


       Delaware             1-9916                 74-2480931

     (State or other     (Commission              (IRS Employer
      jurisdiction of     File Number)             Identification
      incorporation or                             Number)
      organization)


                       1615 Poydras Street
                  New Orleans, Louisiana  70112

Registrant's telephone number, including area code:(504) 582-4000




Item 5.  Other Events.

The following news release was issued by Freeport-McMoRan  Copper
& Gold Inc. on September 22, 1998:


     New Orleans, LA, September 22, 1998 - Freeport-McMoRan Copper & Gold Inc. (FCX) announced today that, since its Board of Directors initially authorized its open market share purchase program in 1995 following its restructuring, FCX has purchased
47.6 million shares in total of its Class A and Class B common stock. These purchases represent a 22 percent reduction in the
214.5 million common shares outstanding during the period, including shares issued for convertible securities and for stock options.

     Purchases during the third quarter of 1998 to date have totaled 13.0 million shares for $162.4 million, approximately $12.52 per share. Third quarter purchases include 7.6 million shares purchased under the 20 million share purchase authorization announced August 27, 1998. Approximately 12.4 million shares remain authorized for purchase.

     As of September 21, 1998, FCX had outstanding 66.4 million shares of Class A common stock and 100.5 million shares of Class
B common stock.

     FCX is engaged in mineral exploration and development, mining and milling of copper, gold and silver in Irian Jaya, Indonesia and the smelting and refining of copper concentrates in Spain. FCX is also involved in a joint venture to construct and operate a smelter/refinery in Indonesia.





                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              FREEPORT-McMoRan COPPER & GOLD INC.


                              By: \s\ C. Donald Whitmire
                                   ------------------------------
                                         C. Donald Whitmire
                                   Controller-Financial Reporting
                                       (authorized signatory and
                                    Principal Accounting Officer)

Date:  September 25, 1998